Exhibit 99.1

Listed on the New York Stock Exchange (CLP)     NEWS RELEASE

Colonial Properties Trust Reports Results for Second Quarter 2011

--Same-Property Portfolio Posts 7.5% NOI Growth--
-- Completes $250 million Seven-Year Unsecured Term Loan--

BIRMINGHAM, Ala. - July 28, 2011 - Colonial Properties Trust (NYSE: CLP) announced its results for the quarter ended June 30, 2011.

For the second quarter 2011, the company reported a net loss available to common shareholders of $6.4 million, or $0.08 per diluted share, compared with a net loss available to common shareholders of $11.8 million, or $0.17 per diluted share, for the same period in 2010. For the six months ended June 30, 2011, the company reported a net loss available to common shareholders of $18.1 million, or $0.22 per diluted share, compared with a net loss available to common shareholders of $24.2 million, or $0.36 per diluted share, for the same period in 2010. The change from the prior year periods is primarily attributable to an increase in net operating income (NOI) from the company's multifamily same-property communities, as a result of improving rental rates, and income from multifamily properties acquired in 2011.

Funds from Operations Available to Common Shareholders and Unitholders ("FFO"), a widely accepted measure of REIT performance, for the second quarter 2011 was $28.7 million, or $0.32 per diluted share, compared with $20.7 million, or $0.27 per diluted share, for the same period in 2010. FFO for the six months ended June 30, 2011, totaled $51.9 million, or $0.58 per diluted share, compared with $41.3 million, or $0.54 per diluted share, for the same period in 2010. The change from the prior-year periods is primarily attributable to an increase in NOI from the company's multifamily same-property communities, as a result of improving rental rates, and income from multifamily properties acquired in 2011. FFO per share reflects the additional common shares issued under the company's “at-the-market” equity offering programs in 2010 and the six months ended June 30, 2011.

A reconciliation of net loss available to common shareholders to FFO and to Operating FFO, as well as definitions and statements of purpose, is included in the financial tables accompanying this press release.

“Multifamily fundamentals continued to improve during the second quarter, leading to an increase in our 2011 full-year same-property NOI and FFO per share guidance range,” stated Thomas H. Lowder, Chairman and Chief Executive Officer. “Our new and renewal lease rates are accelerating, while resident turnover has declined and occupancy levels have remained high. The second quarter results demonstrate our ability to capitalize on these fundamentals, execute on our balance sheet targets and focus on growing the company.”

Highlights for the Second Quarter 2011

•	Multifamily same-property NOI increased 7.5 percent compared with second quarter 2010

•	Multifamily same-property revenue increased 3.9 percent compared with second quarter 2010

•	Ended the quarter with multifamily same-property physical occupancy of 96.2 percent

•	Resident turnover levels declined to 58.7 percent at June 30, 2011 from 62.6 percent the prior year

•	Increased full-year 2011 same-property NOI guidance range to 5.5 to 7.0 percent, up from 4.0 to 6.0 percent

•	Announced $75 million “at-the-market” equity offering program, which was subsequently completed in early July with 3.6 million shares issued at an average price of $20.67 per share

•	Subsequent to quarter end, completed a $250 million seven-year unsecured term loan, reducing outstanding borrowings under our unsecured credit facility

Multifamily Operating Performance

Multifamily NOI for the second quarter 2011 increased 7.5 percent compared with the second quarter 2010 for the 30,959 apartment homes included in the consolidated same-property results. Multifamily same-property revenues increased 3.9 percent and expenses decreased 0.8 percent compared with the second quarter 2010. The increase in revenues was primarily due to an improvement in both new and renewal lease rates and a consistently high occupancy level. The decrease in expenses was primarily due to lower insurance, taxes and advertising expenses in the second quarter 2011 as compared with the second quarter 2010. Same-property physical occupancy as of June 30, 2011, was 96.2 percent compared with 96.4 percent at June 30, 2010.

Sequentially, multifamily same-property NOI increased 3.8 percent compared with the first quarter 2011, with revenues increasing 2.8 percent and expenses increasing 1.4 percent compared with the prior quarter.

A reconciliation of NOI to income/loss from continuing operations, as well as definitions and statements of purpose, is included in the financial tables accompanying this press release.

Capital Markets Activity

During the second quarter 2011, the company established a new $75 million “at-the-market” equity offering program. The company completed this program in early July, having issued 3.6 million shares at an average price of $20.67 per share, including 0.4 million shares issued subsequent to quarter end. During the second quarter 2011, the company issued an aggregate of 3.8 million common shares at an average share price of $20.48 per share for net proceeds of $76.4 million, under two separate “at-the-market” equity offering programs, both of which have been completed. Year-to-date, the company has raised total net proceeds of $163.7 million through its “at-the-market” equity offering programs at an average price of $19.80 per share.

Financing Activity

On April 1, 2011, the company paid off a $57 million maturing senior note with proceeds received from shares issued under the company's most recent “at-the-market” equity offering program and from borrowings under the company's unsecured credit facility.

On July 22, 2011, the company completed a $250 million unsecured term loan led by Wells Fargo Bank N.A. that has a scheduled maturity date of August 1, 2018. The unsecured term loan bears an interest rate of LIBOR plus a margin ranging from 165 to 290 basis points, based on credit ratings on the company's unsecured debt from time to time, with an initial margin of 245 basis points. The company executed two interest rate swaps that fixed the rate of this unsecured term loan through maturity at an all-in initial fixed interest rate of 5.00 percent, based on the initial margin of 245 basis points. The proceeds from the loan were used to pay down a portion of the outstanding balance under the company's unsecured credit facility. For additional information, see the company's Current Report on Form 8-K filed on July 28, 2011.

Acquisition of Mortgage Loan

During the second quarter, the company acquired the mortgage loan secured by Colonial Grand at Traditions, a 324-unit Class A multifamily apartment community located in Gulf Shores, Alabama, in which the company holds a 35 percent interest through a joint venture. The purchase price was $21.1 million. As a result of the purchase, the Company's obligation under the $3.5 million partial loan repayment guarantee associated with this loan has been eliminated. The purchase of the mortgage loan was funded through a combination of borrowings under the company's unsecured credit facility, as well as net proceeds from shares issued under the company's most recent “at-the-market” equity offering program. As a result of the mortgage loan purchase, the company began consolidating the Colonial Grand at Traditions joint venture in its financial statements, in accordance with generally accepted accounting principles. As previously disclosed, the company is currently involved in litigation with its joint venture partner relating to claims in connection with the development and management of this property.

Quarterly Dividend on Common Shares

On July 27, 2011, the Board of Trustees approved a cash dividend of $0.15 per common share, payable August 15, 2011, to shareholders of record as of August 8, 2011, representing an ex-dividend date of August 4, 2011.

2011 EPS and FFO per Share Guidance

The company's updated guidance range for the full-year 2011 for EPS and FFO per share, with certain revised assumptions, regarding multifamily same-property NOI growth and debt financing activity, and timing of certain transactions, is set forth and reconciled below:

	Full-Year 2011 Range
	Low	-	High

Diluted EPS	$(0.43)	-	$(0.29)
Plus: Real Estate Depreciation & Amortization	1.55	-	1.55
Less: Gain on Sale of Operating Properties	0.00	-	(0.10)
Total Diluted FFO per share	$1.12	-	$1.16

Less: Transaction Income
(Gain)/Loss on Sale of Land and Bond or Preferred Stock Repurchases	0.00	-	0.00
Operating FFO per share	$1.12		$1.16

Following are current assumptions reflected in the company's full-year 2011 guidance:

•	Multifamily same-property net operating income: growth of 5.50 to 7.00 percent.

◦	Revenue: Increase of 3.25 to 5.00 percent

◦	Expense: Increase of 0.25 to 2.25 percent

•	Development spending of $50 million to $75 million.

•	Acquisitions of $100 million to $150 million.

•	Dispositions of $50 million to $150 million.

•	Unsecured debt financings of $250 million, which was completed in July 2011.

•	Land and for-sale residential property dispositions of $10 million to $20 million.

•	Corporate G&A expenses of $20 million to $21 million.

The company's guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company's control and all of which are subject to change. The company's guidance may change if actual results vary from these assumptions.

For additional details regarding the company's disposition and investment activities, see the company's Supplemental Financial Highlights available on the company's website at www.colonialprop.com.

Conference Call and Supplemental Materials

The company will hold its quarterly conference call Thursday, July 28, 2011, at 1:00 p.m. Central Time. The call will include a review of the company's first quarter performance and a discussion of the company's strategy and expectations for the future.

To participate, please dial 1-800-936-4761. As with previous calls, a replay will be available for seven days by dialing 1-800-633-8284; the conference ID is 21515951. Access to the live call and a replay will also be available through the company's website at www.colonialprop.com under “Investors: Press Releases: Event Calendar.”

Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company's overall financial position. For a copy of Colonial Properties' detailed Supplemental Financial Highlights, please visit the company's website at www.colonialprop.com under the “Investors: Financial Information and Filings: Quarterly Supplemental Information” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.

Colonial Properties Trust is a real estate investment trust (REIT) that creates value for its shareholders through a multifamily focused portfolio and the management and development of select commercial assets in the Sunbelt region of the United States. As of June 30, 2011, the company owned or managed 35,189 apartment units and 14.5 million square feet of commercial space. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company's website at www.colonialprop.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO, Operating FFO and NOI. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.

Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before non-controlling interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the company's performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company's financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company's industry.
The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, is fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

Operating FFO - The company also uses operating funds from operations (“Operating FFO”) as an operating measure. The company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of the company's current business plan, the timing and amount of these transactions can vary significantly between periods. The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to Operating FFO.

Property Net Operating Income - The company uses property NOI, including same store NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with (loss) income from continuing operations as presented in the company's consolidated financial statements. The company also believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statements of income entitled "(loss) income from continuing operations" is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on NOI results, management uses NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

The company's method of calculating FFO, Operating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO, Operating FFO and NOI should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity, nor is it indicative of sufficient cash flow to fund all of the company's needs, including the company's ability to make distributions.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding signs of improvement in multifamily fundamentals and the company's efforts to further simplify the business and strengthen the balance sheet, may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company's actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits, high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on favorable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate disposition and the resulting gains/losses associated with such dispositions; legislative or regulatory decisions; the company's ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.

The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company's Annual Report on Form 10-K for the year ended December 31, 2010, as may be updated or supplemented in the company's Form 10-Q filings, which discuss these and other factors that could adversely affect the company's results.

CONTACT:     Colonial Properties Trust
Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2011

BALANCE SHEET
($ in 000s)	As of	As of
	6/30/2011	12/31/2010
ASSETS
Real Estate Assets
Operating Properties	$3,450,141	$3,331,108
Undeveloped Land & Construction in Progress	275,541	261,955
Total Real Estate, before Depreciation	3,725,682	3,593,063

Less: Accumulated Depreciation	(703,901)	(640,981)
Real Estate Assets Held for Sale, net	14,070	16,861

Net Real Estate Assets	3,035,851	2,968,943

Cash and Equivalents	11,025	4,954
Restricted Cash	9,662	9,294
Accounts Receivable, net	19,874	20,734
Notes Receivable	44,087	44,538
Prepaid Expenses	19,044	23,225
Deferred Debt and Lease Costs	21,174	23,035
Investment in Unconsolidated Subsidiaries	21,741	22,828
Other Assets	52,510	53,583
Total Assets	$3,234,968	$3,171,134

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$377,361	$377,362
Notes and Mortgages Payable	1,326,637	1,384,209
Total Debt	1,703,998	1,761,571
Accounts Payable	29,141	38,915
Accrued Interest	11,108	12,002
Accrued Expenses	25,123	15,267
Investment in Unconsolidated Subsidiaries	29,762	27,954
Other Liabilities	14,246	10,129
Total Liabilities	1,813,378	1,865,838

Redeemable Common Units	159,208	145,539

EQUITY
Noncontrolling Interest
Series B 7 1/4%, Preferred Units	50,000	50,000
Limited Partner's Noncontrolling Interest	767	769
Total Noncontrolling Interest	50,767	50,769

Cumulative Earnings	1,244,708	1,260,944
Cumulative Distributions	(1,834,876)	(1,808,700)
Common Equity, including Additional Paid-in Capital	1,953,400	1,809,138
Treasury Shares, at Cost	(150,163)	(150,163)
Accumulated Other Comprehensive Loss	(1,454)	(2,231)
Total Equity, including Noncontrolling Interest	1,262,382	1,159,757

Total Liabilities and Equity	$3,234,968	$3,171,134

SHARES & UNITS OUTSTANDING, END OF PERIOD
(shares and units in 000s)	As of	As of
	6/30/2011	12/31/2010
Basic
Shares	86,841	78,334
Operating Partnership Units (OP Units)	7,259	7,300
Total Shares & OP Units	94,100	85,634

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2011

CONSOLIDATED STATEMENTS OF OPERATIONS
($ in 000s, except per share data)	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010
Revenue
Minimum Rent	$80,050	$73,613	$156,711	$147,094
Tenant Recoveries	2,493	2,608	5,191	5,397
Other Property Related Revenue	13,321	12,118	26,537	23,662
Other Non-Property Related Revenue	2,173	3,400	3,984	6,298
Total Revenue	98,037	91,739	192,423	182,451
Operating Expenses
Operating Expenses:
Property Operating Expenses	27,288	25,979	53,253	51,399
Taxes, Licenses and Insurance	10,846	10,982	21,996	22,041
Total Property Operating Expenses	38,134	36,961	75,249	73,440
Property Management Expenses	2,181	1,878	4,603	3,685
General and Administrative Expenses	5,188	5,458	10,390	10,264
Management Fee and Other Expenses	1,884	2,585	3,653	5,258
Investment and Development Expenses (1)	393	31	979	34
Depreciation	32,062	30,243	64,122	60,521
Amortization	2,078	2,170	4,288	4,394
Impairment and Other Losses (2)	148	—	2,244	783
Total Operating Expenses	82,068	79,326	165,528	158,379
Income from Operations	15,969	12,413	26,895	24,072

Other Income (Expense)
Interest Expense	(20,759)	(20,927)	(41,998)	(41,828)
Debt Cost Amortization	(1,153)	(1,131)	(2,311)	(2,316)
Gain on Retirement of Debt	—	1,015	—	1,044
Interest Income	390	325	806	718
(Loss) Income from Partially-Owned Investments	(134)	395	(474)	665
Loss on Hedging Activities	—	(289)	—	(289)
Gain (Loss) on Sale of Property, net of Income Taxes of $ - (Q2) and $ - (YTD) in 2011 and
$93 (Q2) and $93 (YTD) in 2010	23	(654)	(56)	(661)
Income Tax Expense	(271)	(439)	(519)	(688)
Total Other Income (Expense)	(21,904)	(21,705)	(44,552)	(43,355)
Loss from Continuing Operations	(5,935)	(9,292)	(17,657)	(19,283)

Discontinued Operations
Loss from Discontinued Operations	(109)	(15)	(143)	(46)
Loss on Disposal of Discontinued Operations	—	(13)	—	(48)
Loss from Discontinued Operations	(109)	(28)	(143)	(94)
Net Loss	(6,044)	(9,320)	(17,800)	(19,377)

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	(41)	28	(43)	111
Noncontrolling Interest in CRLP - Preferred	(906)	(1,813)	(1,813)	(3,625)
Noncontrolling Interest in CRLP - Common	545	1,288	1,584	2,774
Discontinued Operations
Noncontrolling Interest in CRLP - Common	9	2	12	11
Noncontrolling Interest of Limited Partners	—	—	—	(5)
Income Attributable to Noncontrolling Interest	(393)	(495)	(260)	(734)

Net Loss Attributable to Parent Company	(6,437)	(9,815)	(18,060)	(20,111)

Dividends to Preferred Shareholders	—	(2,034)	—	(4,067)
Net Loss Available to Common Shareholders	$(6,437)	$(11,849)	$(18,060)	$(24,178)

_________________________

Continued on following page

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2011

	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010

Loss per Share - Basic
Continuing Operations	$(0.08)	$(0.17)	$(0.22)	$(0.36)
Discontinued Operations	—	—	—	—
EPS - Basic	$(0.08)	$(0.17)	$(0.22)	$(0.36)

Loss per Share - Diluted
Continuing Operations	$(0.08)	$(0.17)	$(0.22)	$(0.36)
Discontinued Operations	—	—	—	—
EPS - Diluted	$(0.08)	$(0.17)	$(0.22)	$(0.36)

(1) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(2) For the three months ended June 30, 2011, the Company recorded $0.1 million in casualty loss related to tornado damage at one of the Company's multifamily apartment communities. In addition to these charges, for the six months ended June 30, 2011, the Company recorded a $1.5 million charge for a loss contingency related to certain litigation, $0.4 million in casualty loss and a $0.2 million non-cash impairment charge. The casualty loss is related to fire damage at two of the
Company's multifamily apartment communities. Of the impairment charge, $0.1 million is related to sales of various for-sale residential units and $0.1 million is related to the sale of land outparcels. For the six months ended June 30, 2010, the Company incurred casualty losses related to property damage at three of the Company's multifamily apartment communities.

SHARES AND UNITS OUTSTANDING, WEIGHTED
(shares and units in 000s)	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010
Basic
Shares	83,588	69,553	81,562	67,998
Operating Partnership Units (OP Units)	7,259	7,656	7,271	7,905
Total Shares & OP Units	90,847	77,209	88,833	75,903

Dilutive Common Share Equivalents	—	—	—	—

Diluted (1)
Shares	83,588	69,553	81,562	67,998
Total Shares & OP Units	90,847	77,209	88,833	75,903

(1) For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2011

FUNDS FROM OPERATIONS (FFO) RECONCILIATION
($ in 000s, except per share data)	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010
Net Loss Available to Common Shareholders	$(6,437)	$(11,849)	$(18,060)	$(24,178)
Noncontrolling Interest in CRLP (Operating Partnership Unitholders)	(554)	(1,290)	(1,596)	(2,785)
Total	(6,991)	(13,139)	(19,656)	(26,963)

Adjustments - Consolidated Properties
Depreciation - Real Estate	31,779	29,802	63,530	59,623
Amortization - Real Estate	1,984	1,718	4,030	3,459
Remove: (Gain)/Loss on Sale of Property, net of Income Tax and Noncontrolling Interest	(23)	667	56	709
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and
Noncontrolling Interest	10	(631)	(69)	(641)
Total Adjustments - Consolidated	33,750	31,556	67,547	63,150

Adjustments - Unconsolidated Properties
Depreciation - Real Estate	1,598	1,715	3,249	4,123
Amortization - Real Estate	528	708	1,182	1,410
Remove: Gain/(Loss) on Sale of Property	4	(15)	25	(96)
Total Adjustments - Unconsolidated	2,130	2,408	4,456	5,437
Funds from Operations	$28,889	$20,825	$52,347	$41,624

Income Allocated to Participating Securities	(216)	(169)	(399)	(343)
Funds from Operations Available to Common Shareholders and Unitholders	$28,673	$20,656	$51,948	$41,281

FFO per Share
Basic	$0.32	$0.27	$0.58	$0.54
Diluted	$0.32	$0.27	$0.58	$0.54

Operating FFO:
Funds from Operations	$28,673	$20,656	$51,948	$41,281
Less: Transaction Income
-Development and Land (Gains)/Losses	(10)	631	69	528
-Bond Repurchase Gains, Net of Write-off	—	(726)	—	(755)
Operating FFO	$28,663	$20,561	$52,017	$41,054

Operating FFO per Share
Basic	$0.32	$0.27	$0.58	$0.54
Diluted	$0.32	$0.27	$0.58	$0.54

FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before Noncontrolling Interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the Company's performance. The Company believes that FFO is useful to investors because it provides an additional indicator of the Company's financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company's industry.

The Company defines Operating FFO as FFO excluding gains on the sale of land and development properties, gains on the repurchase of bonds, net of the attributable write-off of future interest expense held in OCI, and gains on the repurchase of preferred shares/units, net of the write-off of issuance costs. The Company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares/units are components of the Company's current business plan, the timing and amount of these transactions can vary significantly between periods.

The Company's method of calculating FFO and Operating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor Operating FFO should be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of our needs, including our ability to make distributions.

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF REVENUES
	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010
Divisional Total Revenues
Multifamily - Same Property	$77,313	$74,398	$152,519	$147,810
Multifamily - Non-Same Property (1)	6,736	2,635	11,623	5,101
Commercial	19,055	20,322	38,823	41,312
Total Divisional Revenues	103,104	97,355	202,965	194,223

Less: Unconsolidated Revenues - Multifamily	(702)	(968)	(1,415)	(1,911)
Less: Unconsolidated Revenues - Commercial	(6,533)	(8,044)	(13,104)	(16,183)
Discontinued Operations	(5)	(4)	(7)	24
Unallocated Corporate Revenues	2,173	3,400	3,984	6,298
Consolidated Revenue Adjusted - '10 Discontinued Operations (2)	98,037	91,739	192,423	182,451
Add: Additional Discontinued Operations Revenue, post filing (3)	—	—	—	—
Total Consolidated Revenue, per 10-Q (4)	$98,037	$91,739	$192,423	$182,451

RECONCILIATION OF EXPENSES
	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010
Divisional Total Expenses
Multifamily - Same Property	$31,546	$31,816	$62,642	$63,493
Multifamily - Non-Same Property (1)	3,202	1,741	5,530	3,245
Commercial	6,023	6,629	12,252	12,989
Total Divisional Expenses	40,771	40,186	80,424	79,727

Less: Unconsolidated Expenses - Multifamily	(349)	(550)	(723)	(1,034)
Less: Unconsolidated Expenses - Commercial	(2,174)	(2,656)	(4,301)	(5,231)
Discontinued Operations	(114)	(19)	(151)	(22)
Total Property Operating Expenses	38,134	36,961	75,249	73,440
Property Management Expenses	2,181	1,878	4,603	3,685
General & Administrative Expenses	5,188	5,458	10,390	10,264
Management Fee and Other Expenses	1,884	2,585	3,653	5,258
Investment and Development Expenses (5)	393	31	979	34
Impairment and Other Losses	148	—	2,244	783
Depreciation	32,062	30,243	64,122	60,521
Amortization	2,078	2,170	4,288	4,394
Consolidated Expense Adjusted - '10 Discontinued Operations (2)	82,068	79,326	165,528	158,379
Add: Additional Discontinued Operations Expense, post filing (3)	—	—	—	—
Total Consolidated Expense, per 10-Q (4)	$82,068	$79,326	$165,528	$158,379

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Continued on following page

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF NOI
	Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	6/30/2011	6/30/2010
Divisional Total NOI
Multifamily - Same Property	$45,767	$42,582	$89,877	$84,317
Multifamily - Non-Same Property (1)	3,534	894	6,093	1,856
Commercial	13,032	13,693	26,571	28,323
Total Divisional NOI	$62,333	$57,169	$122,541	$114,496

Less: Unconsolidated NOI - Multifamily	(353)	(418)	(692)	(877)
Less: Unconsolidated NOI - Commercial	(4,359)	(5,388)	(8,803)	(10,952)
Discontinued Operations	109	15	144	46
Unallocated Corporate Revenues	2,173	3,400	3,984	6,298
Property Management Expenses	(2,181)	(1,878)	(4,603)	(3,685)
General & Administrative Expenses	(5,188)	(5,458)	(10,390)	(10,264)
Management Fee and Other Expenses	(1,884)	(2,585)	(3,653)	(5,258)
Investment and Development Expenses (5)	(393)	(31)	(979)	(34)
Impairment and Other Losses	(148)	—	(2,244)	(783)
Depreciation	(32,062)	(30,243)	(64,122)	(60,521)
Amortization	(2,078)	(2,170)	(4,288)	(4,394)
Income from Operations	15,969	12,413	26,895	24,072
Total Other Income (Expense)	(21,904)	(21,705)	(44,552)	(43,355)
Loss from Continuing Operations (6)	(5,935)	(9,292)	(17,657)	(19,283)
Discontinued Operations	—	—	—	—
Loss from Continuing Operations, per 10-Q (4)	$(5,935)	$(9,292)	$(17,657)	$(19,283)

(1) Includes operations from for-sale portfolio.
(2) Reflects total consolidated revenue and total consolidated expense (as applicable), adjusted to reflect discontinued operations classifications made after filing of prior period financials.
(3) Adjustment to prior period financials to reflect discontinued operations classifications made after filing of prior period financials.
(4) For prior period, reflects total consolidated revenue, expense or (loss) income from continuing operations (as applicable) as presented in prior period financials (i.e., excluding adjustment for discontinued operations classifications made after filing of prior period financials).
(5) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(6) Loss from Continuing Operations before extraordinary items, noncontrolling interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with ASC 205-20.